UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

QUMULUSAI, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-43398	92-2681813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

817 W Peachtree Street NW, Suite 935 Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

(877) 420-9242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	QMLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02         Results of Operations and Financial Condition.

QumulusAI, Inc. (the “Company”) expects to report cash as of June 30, 2026 of approximately $19.97 million, gross profit for the three months ended June 30, 2026 of approximately $4.47 million and gross profit for the six months ended June 30, 2026 of approximately $5.75 million. These amounts are preliminary and subject to completion of the Company’s financial closing procedures, including the completion of management’s reviews. Accordingly, the amounts set forth above reflect the Company’s preliminary estimates with respect to such information, based on information currently available to management as of the date of this report, and may vary from the Company’s actual financial position and results as of and for the three and six months ended June 30, 2026. The preliminary financial information contained herein has been prepared by, and is the responsibility of, management. In addition, the Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this unaudited preliminary financial information and does not express an opinion or any other form of assurance with respect thereto. Additional information and disclosures would be required for a more complete understanding of the Company’s financial condition, liquidity and results of operations as of and for the three and six months ended June 30, 2026.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. To the extent that statements contained in this report are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management. These forward-looking statements include, but are not limited to, statements regarding the Company’s preliminary estimates of cash as of June 30, 2026 and gross profit for the three and six months ended June 30, 2026. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. Factors that could materially affect actual results include, among others, risks related to preliminary financial results, including the risks that the preliminary financial results reported herein reflect information available to the Company only at this time and may differ from actual results, including in connection with the Company’s completion of financial closing procedures, risks associated with market conditions, risks and uncertainties associated with the Company’s business and finances in general. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Item 7.01         Regulation FD Disclosure.

On August 17, 2026, QumulusAI, Inc. issued a press release announcing the details for its fiscal second quarter 2026 earnings conference call, scheduled for August 25, 2026 at 5:00 p.m. Eastern Time. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 17, 2026 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUMULUSAI, INC.

Date: August 17, 2026	By:	/s/ Scott Krosnowski
Scott Krosnowski
Chief Financial Officer